Exhibits 99.2

State of Delaware
Secretary of State
Division of Corporation
Delivered 04:34 PM 07/31/2006
FILED 04:00 PM 07/31/2006
SRV 060717585 - 3657696

AMENDMENT TO THE

CERTIFICATE OF LIMITED PARTNERSHIP

OF

S&P MANAGED FUTURES INDEX FUND, LP

The undersigned, desiring to amend the Certificate of Limited Partnership pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify that:

1.             The name of the limited partnership is S&P Managed Futures Index Fund, LP.

2.             Article One of the Certificate of Limited Partnership shall be deleted in its entirety and replaced with the following: The name of the limited partnership is Refco Public Commodity Pool, L.P.

IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on this 31st day of July, 2006.

REFCOFUND HOLDINGS, LLC Its general partner

By:	/s/ Richard Butt
Name:	Richard Butt
Title:	Manager

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “S&P MANAGED FUTURES INDEX FUND, LP”, CHANGING ITS NAME FROM “S&P MANAGED FUTURES INDEX FUND, LP” TO “REFCO PUBLIC COMMODITY POOL, L.P.”, FILED IN THIS OFFICE ON THE THIRTY-FIRST DAY OF JULY, A.D. 2006, AT 4 O’CLOCK P.M.

	/s/ Harriet Smith Windsor
	Harriet Smith Windsor, Secretary of State

3657696 8100	AUTHENTICATION:	4941209

060717585	DATE:	08-01-06